Exhibit 99.2
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B PARTICIPATING CONVERTIBLE PREFERRED STOCK OF
MONEYGRAM INTERNATIONAL, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of MoneyGram International, Inc., a Delaware corporation (the “Corporation”), by the Corporation’s Amended and Restated Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock as set forth in this Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “Certificate”).
     Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
     1. Number of Shares and Designation. 1,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series B Participating Convertible Preferred Stock (the “Series B Preferred Stock”). The number of shares of Series B Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding plus the maximum number of shares of Series B Preferred Stock issuable pursuant to the Exchange contemplated by the Purchase Agreement and the conversion contemplated by the Series B-1 Certificate) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.
     2. Rank. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments and rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (i) rank senior and prior to the Common Stock, the Series A Junior Participating Preferred Stock of the Corporation, par value $0.01 per share, the Series D Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock as to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with the Series B-1 Preferred Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this

Certificate, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, other than Junior Securities, are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series B Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the time of the initial issuance of the Series B Preferred Stock there will be no Parity Securities (other than the Series B-1 Preferred Stock) or Senior Securities outstanding.
     3. Dividends.
     (a) The holders of record of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:
     (i) Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock, other assets, or otherwise, and including, without limitation, any dividend or distribution of shares of stock or other equity of any Person other than the Corporation, or evidences of indebtedness, of any Person, including, without limitation, the Corporation or any Subsidiary) on the shares of Common Stock as if immediately prior to each Common Stock Dividend Record Date (as defined below), shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock (in the manner described in Section 7 hereof without regard to any limitations contained therein); provided, however, that the holders of shares of Series B Preferred Stock shall not be entitled to participate in any such dividend or distribution to the extent that an adjustment to the Conversion Price shall be required with respect to such dividend or distribution pursuant to Section 7(c). Dividends or distributions payable pursuant to this Section 3(a)(i) shall be payable on the same date that such dividends or distributions are payable to holders of shares of Common Stock (a “Common Stock Dividend Payment Date”).
     (ii) In addition to any dividends pursuant to Section 3(a)(i) hereof, in respect of each three-month period beginning with the three-month period ending on the 90th day following the Exchange Date, the Corporation shall pay, as and when declared by the Board of Directors, out of assets legally available therefor, a quarterly dividend on each share of Series B Preferred Stock at the annual rate per share of 10% of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Exchange Date to the applicable Dividend Payment Date (as defined below), excluding any dividends accruing during the then-current Dividend Period (such rate, the “Dividend Rate”); provided, however, that if at any time the Corporation shall have for any reason failed to pay dividends in cash in a timely manner as required by this Certificate or the Series B-1 Certificate or failed to redeem shares of Series B Preferred Stock or Series B-1 Preferred Stock for cash in a timely manner as required by this Certificate or the Series B-1 Certificate, in each case without giving effect to Section 11(c) or any prohibition on such payment under applicable law (related to the impairment of capital or otherwise), then immediately following such failure the percentage set forth above shall be 12.5%. Dividends under this Section 3(a)(ii) shall be paid in cash; provided that, until the fifth anniversary of the Initial Funding Date, upon a determination by the Independent Directors, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, dividends may be accrued for any Dividend Period prior to such fifth anniversary at the annual rate of 12.5% of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Exchange Date to the applicable Dividend Payment Date, compounding quarterly, in lieu of paying such dividends in cash currently; provided, however, that immediately following any failure by the Corporation to redeem shares of Series B Preferred Stock or Series B-1 Preferred Stock for cash in a timely manner as required by this Certificate or the Series B-1 Certificate (without giving effect to Section 11(c) or any prohibition on such payment under any applicable law (related to impairment of capital or otherwise) for any reason, dividends shall be paid currently in cash. The Series B Preferred Stock and the Series B-1 Preferred Stock shall be treated as a single series for purposes of declaring and paying dividends such that any dividends paid on shares of either series shall be paid at the same time and in the same manner as dividends on the shares of the other series.
     (iii) Dividends on the Series B Preferred Stock provided for in Section 3(a)(ii) hereof shall accrue and accumulate, whether or not declared, on a daily basis from the Exchange Date, and shall, if declared, be payable quarterly on the First Payment Date, the Second Payment Date, the Third Payment Date and the Fourth Payment Date of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a “Dividend Payment Date” and the period from the Exchange Date to the first Dividend Payment Date and each such quarterly period thereafter until a redemption date (but only with respect to any shares redeemed on such redemption date) being a “Dividend Period”). As used herein, the term “Business Day” means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York. The “First Payment Date” means the 91st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Second Payment Date” means the 181st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Third Payment Date” means the 271st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Fourth Payment Date” means the one-year anniversary of the Exchange Date and each successive anniversary of such date in each successive year.
     (iv) Each dividend payable pursuant to Section 3(a)(i) or Section 3(a)(ii) hereof shall be payable to the holders of record of shares of Series B Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date designated by the Board of Directors for such dividends (each, a “Dividend Payment Record Date”), which (i) with respect to dividends payable pursuant to Section 3(a)(i) hereof, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”) and, (ii) with respect to dividends payable pursuant to Section 3(a)(ii) hereof, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Dividend Payment Date. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Dividend Payment Record Date therefor.
     (b) During any Stoppage Period (as defined below), (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than, subject to Section 9, a redemption, purchase or other acquisition of shares of Common Stock from employees or directors of the Corporation or any Subsidiary of the Corporation required by the terms of any bona fide employee or director incentive or benefit plans or arrangements of the Corporation or any Subsidiary of the Corporation approved by the Board of Directors or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to Section 9, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than, subject to Section 9, for consideration payable solely in Junior Securities). “Stoppage Period” means any period (A) beginning at any time that the Corporation shall have failed to pay any dividend contemplated by Section 3(a) hereof or the Series B-1 Certificate and ending at such time when all such dividends have been paid in full in cash, (B) in respect of which the Corporation elects to accrue dividends under Section 3(a)(ii) hereof or the Series B-1 Certificate, or (C) beginning at any time that the Corporation shall have failed to pay the redemption price for shares of Series B Preferred Stock that holders of shares of Series B Preferred Stock or the Series B-1 Preferred Stock have requested be redeemed pursuant to Section 11 hereof or the Series B-1 Certificate and ending at such time when the full applicable redemption price, as set forth in Section 11 hereof or the Series B-1 Certificate, for all such shares of Series B Preferred Stock or the Series B-1 Preferred Stock shall have been paid to the holders in cash.
     (c) For the avoidance of doubt, the shares of Series B Preferred Stock that have been redeemed upon payment of the Liquidation Payment Amount shall not be entitled to receive any dividend pursuant to this Section 3 payable on or after the redemption date.
     4. Liquidation Preference.
     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall, with respect to each share of Series B Preferred Stock, be entitled to be paid in redemption of such share out of the assets of the Corporation available for distribution to its stockholders a liquidation preference equal to the greater of (i) the sum of (x) $1,000 per share (the

“Liquidation Preference”) and (y) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment (such amount, the “Accumulated Dividend Amount” and, together with the Liquidation Preference, the “Liquidation Payment Amount”) and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series B Preferred Stock into shares of Common Stock (pursuant to, and at a conversion rate described in, Section 7 hereof without regard to any limitations contained therein), in each case, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. If the assets of the Corporation available for distribution to its stockholders are not sufficient to pay in full the Liquidation Payment Amounts payable to the holders of shares of Series B Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Payment Amounts and the liquidation preference for the Parity Securities, respectively.
     (b) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall by itself be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.
     5. Redemption by the Corporation. Subject to the provisions of Section 7, following the fifth anniversary of the Exchange Date, the Corporation shall have the right to redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of Series B Preferred Stock, for an amount in cash per share equal to the Liquidation Payment Amount as of the Corporation Redemption Date (the “Redemption Price”), but the Corporation shall have this redemption right only if at the time the Corporation exercises this option, the average Market Price of the Common Stock during a period of thirty (30) consecutive Trading Days ending on the 10th day prior to the date the Corporation exercises this option, exceeds the Redemption Trigger Price. Upon a determination by the Independent Directors, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, the Corporation shall be required to exercise its right to redeem the Series B Preferred Stock and the Series B-1 Preferred Stock (pursuant to the terms in the Series B-1 Certificate) at any time that such right is exercisable and assets are then lawfully available to pay the aggregate Redemption Price for all shares outstanding of Series B Preferred Stock and Series B-1 Preferred Stock.
     6. Procedures for Redemption by the Corporation.
     (a) In the event of a redemption of shares of Series B Preferred Stock pursuant to Section 5, the Corporation shall deliver written notice to each holder (the “Notice of Redemption”), by first class mail, postage prepaid, mailed not less than fifteen (15) days and no more than twenty (20) days prior to the date on which the holder is to surrender to the Corporation the certificates representing shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the “Corporation Redemption Date”), provided that the Corporation Redemption Date shall not be later than the 30th day immediately following the date upon which the Corporation exercises its redemption option pursuant to Section 5. The Notice of Redemption shall specify: (i) the number of shares of Series B Preferred Stock to be redeemed by the Corporation; (ii) the Corporation Redemption Date; (iii) the Liquidation Payment Amount as of the Corporation Redemption Date; and (iv) instructions on surrendering the holder’s shares for any shares to be redeemed. Any Notice of Redemption mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the Notice of Redemption.
     (b) Upon surrender in accordance with the Notice of Redemption of the certificates representing any shares so redeemed, such shares shall be redeemed by the Corporation at the Redemption Price with payment of such Redemption Price being made on the Corporation Redemption Date by wire transfer of immediately available funds to the account specified by the holder of the shares redeemed. Such redemption shall be effective on the Corporation Redemption Date, notwithstanding any failure of such holders to deliver such certificates, provided that the Redemption Price for each share of Series B Preferred Stock has either been paid to each holder on or prior to such date or deposited in a bank in a separate trust account for the sole benefit of the holders. Until redemption is effective on the Corporation Redemption Date as aforesaid, shares of Series B Preferred Stock may be converted pursuant to Section 7 and shall accrue and accumulate dividends pursuant to Section 3.
     7. Conversion.
     (a) Right to Convert.
     (i) Subject to the provisions of this Section 7, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder’s option, to convert any or all of such holder’s shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to $5.00, subject to adjustment as described in Section 7(c) (as adjusted from time to time, the “Conversion Price”). The number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/10,000th of a share) shall be determined by dividing the Liquidation Payment Amount in effect at the time of conversion by the Conversion Price in effect at the time of conversion; provided that, notwithstanding anything in this Certificate to the contrary, but subject to Section 7(a)(ii), the Series B Preferred Stock may not be converted into Common Stock under this Section 7 to the extent such conversion would result in a number of shares of Common Stock to be issued that would exceed the number of shares of Common Stock authorized for issuance by the Corporation; provided, however, that in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the rights contained in this Certificate, the Corporation shall use its best efforts to take all such action as may be necessary to promptly authorize sufficient additional shares of Common Stock for issuance upon exercise of all such rights.
     (ii) To the extent that a holder of Series B Preferred Stock is restricted from converting such shares into Common Stock under the first proviso to Section 7(a)(i), such holder may (at the sole election of the holder) convert such shares of Series B Preferred Stock into the number of shares of Series D Preferred Stock, or fraction thereof, that are then convertible into the number of shares of Common Stock (in a manner described in the Series D Certificate, without regard to any restrictions contained therein) that such holder would have been entitled to receive if the first proviso in Section 7(a)(i) did not apply.
     (b) Mechanics of Conversion.
     (i) A holder of shares of Series B Preferred Stock that elects to exercise its conversion rights pursuant to Section 7(a) shall provide notice to the Corporation as follows: to exercise its conversion right pursuant to Section 7(a), a holder of shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series B Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted. Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(v) (or evidence reasonably satisfactory to the Corporation that such tax has been or will be timely paid). As promptly as practicable (and in any event within two (2) Business Days) after the surrender by the holder of the certificates representing shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder or, on the holder’s written order, to the holder’s transferee, a certificate or certificates representing the number of shares of Common Stock (and, if the holder so elects pursuant to Section 7(a)(ii), Series D Preferred Stock) issuable upon conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(vi).
     (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the first Business Day on which the certificates representing shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid (the “Conversion Date”). At such time on the Conversion Date:
     (A) the Person in whose name or names any certificate or certificates representing shares of Common Stock (and, if applicable, Series D Preferred Stock) shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and
     (B) such shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock (and, if applicable, Series D Preferred Stock) and other amounts payable pursuant to this Section 7.
All shares of Common Stock (and, if applicable, Series D Preferred Stock) delivered upon conversion of the Series B Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).
     (iii) Holders of shares of Series B Preferred Stock at the close of business on a Dividend Payment Record Date or Common Stock Dividend Record Date, as applicable, for a dividend payment for the Series B Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date or Common Stock Dividend Payment Date, as applicable, notwithstanding the conversion thereof following such Dividend Payment Record Date or Common Stock Dividend Record Date, as applicable, and prior to such Dividend Payment Date or Common Stock Dividend Payment Date, as applicable. A holder of shares of Series B Preferred Stock on a Dividend Payment Record Date or a Common Stock Dividend Record Date, as applicable, whose shares of Series B Preferred Stock have been converted pursuant to Section 7(a) into shares of Common Stock prior to the close of business on such Dividend Payment Record Date, or Common Stock Dividend Record Date, as applicable, will not be entitled to receive any portion of the dividend payable by the Corporation on such shares of Series B Preferred Stock on the corresponding Dividend Payment Date or Common Stock Dividend Payment Date, as applicable. Notwithstanding anything in this Certificate, such dividends paid pursuant to this Section 7(b)(iii) shall be considered paid for purposes of determining the Liquidation Payment Amount in Section 7(a)(i).
     (iv) The Corporation will procure, at its sole expense, the listing of the shares of Common Stock, subject to issuance or notice of issuance, on the principal domestic stock exchange on which the Common Stock is then listed or traded.
     (v) Issuances of certificates representing shares of Common Stock (and, if applicable, Series D Preferred Stock) upon conversion of the Series B Preferred Stock shall be made without charge to any holder of shares of Series B Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock (and, if applicable, Series D Preferred Stock) in a name other than that of the holder of the Series B Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been, or will be timely, paid.

     (vi) In connection with the conversion of any shares of Series B Preferred Stock into Common Stock, no fractional interests of Common Stock shall be issued, but in lieu thereof, a cash adjustment in respect of such fractional shares shall be paid in an amount equal to such fractional Common Stock interest multiplied by the Market Price per share of Common Stock at the applicable Conversion Date. Appropriate fractions of a share of Series D Preferred Stock may be issued in connection with the conversion of any shares of Series B Preferred Stock into Series D Preferred Stock pursuant to Section 7(a)(ii).
     (vii) The Corporation shall ensure that each share of Common Stock and Series D Preferred Stock issued as a result of conversion of Series B Preferred Stock shall be accompanied by all rights associated generally with each other share of Common Stock and Series D Preferred Stock, respectively, outstanding as of the applicable Conversion Date, subject to any applicable restrictions on transfer of the shares of Series B Preferred Stock set forth in the Purchase Agreement.
     (c) Adjustments to Conversion Price and Redemption Trigger Price. From and after the date of the Purchase Agreement, the Conversion Price and Redemption Trigger Price shall be adjusted from time to time as follows:
     (i) Common Stock Issued at Less than Market Value. If the Corporation issues or sells any Common Stock other than Excluded Stock without consideration or for consideration per share less than the Market Price of the Common Stock, as of the day of such issuance or sale, the Conversion Price and the Redemption Trigger Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying (A) each of the Conversion Price and the Redemption Trigger Price, respectively, in effect immediately prior to each such issuance or sale by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (2) the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock on the last Trading Day immediately preceding such issuance or sale, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any adjustment of the Conversion Price and the Redemption Trigger Price pursuant to this Section 7(c), the following provisions shall be applicable:
     (A) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any underwriting discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
     (B) In the case of the issuance of Common Stock (other than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.
     (C) In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):
     (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(c)(i)(A) and (B)), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;
     (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(c)(i)(A) and (B)), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;
     (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price and the Redemption Trigger Price as then in effect shall forthwith be readjusted to such Conversion Price and Redemption Trigger Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;
     (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price and the Redemption Trigger Price shall have been adjusted upon the issuance thereof, the Conversion Price and the Redemption Trigger Price shall forthwith be readjusted to such Conversion Price and Redemption Trigger Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and
     (5) if the Conversion Price and the Redemption Trigger Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of such Conversion Price and Redemption Trigger Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.
     (ii) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price and the Redemption Trigger Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying each of the Conversion Price and the Redemption Trigger Price, respectively, in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.
     (iii) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then each of the Conversion Price and the Redemption

     Trigger Price, respectively, shall be reduced to the price determined by multiplying each of the Conversion Price and the Redemption Trigger Price, respectively, in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at such effective date, multiplied by the Market Price per share of Common Stock on the Trading Day next succeeding such effective date, and the denominator of which shall be the sum of (A) the fair market value of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such effective date (the shares deemed so accepted, up to any maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at such effective date and the Market Price per share of Common Stock on the Trading Day next succeeding such effective date, such reduction to become effective immediately prior to the opening of business on the day following such effective date.
     (iv) Other Distributions. In case the Corporation shall fix a record date for the making of a dividend or distribution to all holders of shares of its Common Stock (A) of shares of any class or of any Person other than shares of the Corporation’s Common Stock, or (B) of evidence of indebtedness of the Corporation or any Subsidiary, or (C) of assets (excluding dividends or distributions covered by Section 7(c)(ii)), or (D) of rights or warrants in respect of any of the foregoing, in each such case the Conversion Price and the Redemption Trigger Price, respectively, in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying (x) the Conversion Price and Redemption Trigger Price, respectively, in effect immediately prior thereto by (y) a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date less the then fair market value (as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors and approved by holders of a majority of the outstanding shares of Series B Preferred Stock, provided that such value shall not for purposes hereof in any event be equal to or greater than the Market Price per share of Common Stock on such record date) as of such record date of the shares, assets, evidences of indebtedness, rights or warrants so paid with respect to one share of Common Stock, and the denominator of which shall be the Market Price per share of Common Stock on such record date. In the event that such dividend or distribution is not so made, the Conversion Price and Redemption Trigger Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price and Redemption Trigger Price that would then be in effect if such record date had not been fixed.
     (v) Successive Adjustments. Successive adjustments in each of the Conversion Price and the Redemption Trigger Price shall be made, without duplication, whenever any event specified in Section 7(c)(i), (ii), (iii), (iv), (vi) or (vii) shall occur.

     (vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7(c) shall be made to the nearest one-tenth (1/10th) of a cent. No adjustment in each of the Conversion Price or the Redemption Trigger Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Section 7(c)(vi) are not required to be made will be carried forward and given effect in any subsequent adjustment.
     (vii) Adjustment for Unspecified Actions. If the Corporation takes any action affecting the Common Stock, other than action described in this Section 7(c), which upon a determination by the Independent Directors, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, would materially adversely affect the conversion rights of the holders of shares of Series B Preferred Stock, the Conversion Price and, if so, the Redemption Trigger Price, may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Independent Directors may determine in good faith to be equitable in the circumstances. Failure of the Independent Directors to provide for any such adjustment prior to the effective date of any such action by the Corporation affecting the Common Stock will be evidence that the Independent Directors have determined that it is equitable to make no adjustments in the circumstances.
     (viii) Statement Regarding Adjustments. Whenever either of the Conversion Price or the Redemption Trigger Price shall be adjusted as provided in this Section 7(c), the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, and each of the Conversion Price and the Redemption Trigger Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series B Preferred Stock at the address appearing in the Corporation’s records.
     (ix) Notices. In the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 7(c) (but only if the action of the type described in this Section 7(c) would result in an adjustment in the Conversion Price or the Redemption Trigger Price or a change in the type of securities or property to be delivered upon conversion of the Series B Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in Section 7(c)(viii), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and/or the Redemption Trigger Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Series B Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
     (x) Miscellaneous. Except as provided in Section 7(c), no adjustment in respect of any dividends or other payments or distributions made to holders of Series B Preferred

Stock of securities issuable upon the conversion of the Series B Preferred Stock will be made while the Series B Preferred Stock is outstanding or upon the conversion of the Series B Preferred Stock. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of any Securities (as defined in the Purchase Agreement).
     8. Status of Shares. Unless otherwise approved by the written consent of, or the affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series B Preferred Stock, all shares of Series B Preferred Stock that are at any time redeemed by the Corporation pursuant to Section 5 or converted pursuant to Section 7 hereof and all shares of Series B Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.
     9. Voting Rights.
     (a) The holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes per share of Series B Preferred Stock equal to the product of (x) a fraction, the numerator of which is the sum of the number of shares of Series B Preferred Stock outstanding at the time of the applicable record date and the number of shares of Series B-1 Preferred Stock outstanding at the time of the applicable record date, and the denominator of which is the number of shares of Series B Preferred Stock outstanding at the time of the applicable record date, and (y) the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable record date (without regard to any limitations on conversion contained in this Certificate), and (iii) shall be entitled to notice of all stockholders’ meetings in accordance with the Certificate of Incorporation and the Bylaws of the Corporation as if they are holders of Common Stock The holders of the shares of Series B Preferred Stock shall also be entitled to vote with the holders of shares of Series B-1 Preferred Stock to the extent provided in Section 9 and Section 11(a) of the Series B-1 Certificate.
     (b) So long as shares of the Series B Preferred Stock or shares of the Series B-1 Preferred Stock are outstanding, the Corporation shall not, without the written consent, or affirmative vote at a meeting called for that purpose, by holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as one class):
     (i) create, authorize or issue any Senior Securities, Parity Securities or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities or Parity Securities, except for issuance of Series B Preferred Stock upon conversion of Series B-1 Preferred Stock pursuant to the Series B-1 Certificate;

     (ii) split, reverse split, authorize, subdivide, reclassify or combine the Series B Preferred Stock or the Series B-1 Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock or Series B-1 Preferred Stock; or
     (iii) amend, alter or repeal any provision of this Certificate or any other provision of the Corporation’s Certificate of Incorporation (or any provision of the Corporation’s by-laws) (in each case, by any means, including (without limitation) by merger, consolidation, reclassification, amendment, or otherwise) so as to, or in a manner that would, adversely affect the preferences, rights, privileges, powers or economics of the Series B Preferred Stock; provided that the creation, authorization or issuance of any Junior Securities shall not by itself be deemed to have any such adverse effect;
provided, that no such consent or vote of the holders of Series B Preferred Stock and Series B-1 Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series B Preferred Stock at the time outstanding shall have been converted into Common Stock pursuant to Section 7 or redeemed by the Corporation in accordance with Sections 5 and 6 hereof and all shares of Series B-1 Preferred Stock outstanding at the time shall have been converted into Series D Preferred Stock or redeemed by the Corporation pursuant to the Series B-1 Certificate or converted into Series B Preferred Stock and all such Series B Preferred Stock shall have been converted into Common Stock. The holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock shall be entitled to one vote for each share upon all questions presented to such holders pursuant to this Section 9(b).
     (c) The consent or votes required in Section 9(b) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(a).
     10. Definitions.
     Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.
     “Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.
     “Board of Directors” means the board of directors of the Corporation.
     “Business Combination” means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.
     “Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Common Stock” means the common stock of the Corporation, par value $0.01 per share.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Exchange Date” shall have the meaning set forth in the Purchase Agreement.
     “Excluded Stock” means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to the provisions of Section 7(c)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 7(c)(i)(C)), (ii) shares of Common Stock issued in any bona fide underwritten public offering, (iii) shares of Common Stock (including shares of Common Stock issued upon exercise of options) and options to purchase Common Stock issued to current or former directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors or the Corporation’s employee stock purchase plan, (iv) shares of Common Stock issued in connection with acquisitions of assets or securities of another Person (other than issuances to Persons that were Affiliates of the Corporation at the time that the agreement with respect to such issuance was entered into), approved by the Board of Directors, (v) the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock or Series D Preferred Stock.
     “Independent Director” shall have the meaning set forth in the Purchase Agreement.
     “Initial Funding Date” means the Closing Date (as defined in the Purchase Agreement).
     “Investor” shall have the meaning set forth in the Purchase Agreement.
     “Market Price” means, with respect to a particular security, on any given day, the volume weighted average price or, in case no such reported sales take place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Over-The-Counter-Bulletin-Board (the “OTCBB”) or any comparable system then in use or (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the OTCBB or any comparable system then in use, or (iii) if such security is not traded on the OTCBB or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of NASD, Inc., selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.
     “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
     “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Series B Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
     “Purchase Agreement” means the Purchase Agreement, dated as of February 6, 2008 among the Corporation and the purchasers named therein, including all schedules and exhibits thereto, as the same may be amended from time to time.
     “Redemption Trigger Price” means $15.00, subject to adjustment as provided in Section 7(c).
     “Series B-1 Certificate” means the Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
     “Series B-1 Preferred Stock” means the Series B-1 Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.

     “Series D Certificate” means the Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
     “Series D Preferred Stock” means the Series D Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
     “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.
     “Trading Day” means any day that the New York Stock Exchange, Inc., is open for trading.
     11. Redemption at the Option of the Holder.
     (a) At any time after the tenth anniversary of the Initial Funding Date, upon the approval by holders of at least a majority of the outstanding shares of Series B Preferred Stock and shares of Series B-1 Preferred Stock voting together as a class, the Corporation shall redeem all, but not less than all, but subject to Section 11(c), of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock at a redemption price per share in cash equal to the Liquidation Payment Amount as of the Holder Redemption Date (as defined below), whereupon, subject to Section 11(c) hereof, the Corporation shall effect such redemption, or cause such redemption to be effected, out of assets lawfully available therefor, within 90 days after the holder’s request (such date on which the Corporation makes the full redemption payment in cash to such holders, the “Holder Redemption Date”).
     (b) Change in Control.
     (i) In connection with a Change in Control described in Section 11(b)(iii)(B) or (C) below, each holder of shares of Series B Preferred Stock shall have the right (exercisable at the holder’s option) to require, by request in writing to the Corporation during the period 60 days prior to and ending 60 days after the consummation of a Change in Control (the date of consummation being referred to as the “Change in Control Date”), that the Corporation redeem (or that the acquiring or surviving Person in such Change of Control, if not the Corporation, redeem) such holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to 101% of the Liquidation Payment Amount (as of the date the Corporation makes the full redemption payment in cash to such holders), whereupon (subject to consummation of a Change in Control) the Corporation shall effect such redemption, or cause such redemption to be effected, if the holder’s redemption request was made prior to the Change in Control Date, then on the Change in Control Date, and if the holder’s redemption request was made after the Change in Control Date, then within 20 calendar days of such request.

     (ii) In connection with a Change in Control described in Section 11(b)(iii)(A), (D) or (E) below, each holder of shares of Series B Preferred Stock shall have the right (exercisable at the holder’s option), to require, by request in writing to the Corporation within 60 days after the public disclosure of the consummation of a Change in Control, that the Corporation redeem such holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to 101% of the Liquidation Payment Amount (as of the date the Corporation makes the full redemption payment in cash to such holders), whereupon the Corporation shall effect such redemption, or cause such redemption to be effected, within 30 calendar days of such request.
     (iii) As used herein, “Change in Control” means the happening of any of the following events:
                    (A) any Person (other than any Investor or any of its Affiliates) acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Outstanding Corporation Voting Stock”);
                    (B) consummation of a Business Combination, unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Outstanding Corporation Voting Stock, and (y) no Person (other than any Investor or its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity;
                    (C) approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation;
                    (D) individuals who, as of the Initial Funding Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director pursuant to the Purchase Agreement, or whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the incumbent Board of Directors as of such election or nomination, shall be considered as though such individual were a member of the Incumbent Board; or
                    (E) any event that would not otherwise constitute a Change in Control pursuant to Sections 11(b)(iii)(A), (B), (C) or (D) hereof but would constitute a “change in control” for purposes of the Existing Credit Facilities (as defined in the Purchase Agreement) or the Second Lien Notes (as defined in the Purchase Agreement).
     The terms “Beneficially Own” and “Beneficial Ownership” are used herein as defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.
     (iv) The Corporation shall deliver written notice to each holder of Series B Preferred Stock, by first class mail, postage prepaid, of any Change in Control as promptly as practicable, together with a reasonably detailed summary of the material terms of such Change in Control.
     (c) If the Corporation (i) shall not have sufficient assets legally available under the DGCL for the redemption of all shares of Series B Preferred Stock and all shares of Series B-1 Preferred Stock that holders of Series B Preferred Stock and holders of Series B-1 Preferred Stock have requested be redeemed under Section 11(a) or (b) of this Certificate or Section 11(a) or (b) of the Series B-1 Certificate (the “Required Number of Shares”) or (ii) will be in violation of Specified Contract Terms (as defined below) if it redeems the Required Number of Shares, the Corporation shall: (A) redeem, at the applicable redemption price set forth above in this Section 11, the maximum number of shares of Series B Preferred Stock it is permitted to redeem (which aggregate redemption price will be an amount equal to the lesser of (y) the amount legally available for the redemption of shares of Series B Preferred Stock and (z) the largest amount that can be used for such redemption not prohibited by Specified Contract Terms); (B) subject to Sections 9 and 12(b)-(c), use its best efforts to promptly take all actions necessary to eliminate any limitation or other impediment on the Corporation’s ability to redeem the Required Number of Shares as soon as practicable (including, without limitation, seeking to refinance all indebtedness under the contracts containing the Specified Contract Terms, seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the Required Number of Shares without violation of Specified Contract Terms, and seeking a merger or other sale of the Corporation that would provide for the redemption of the Required Number of Shares); and (C) redeem, pro rata among the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock, at the applicable redemption price set forth above in this Section 11, any and all shares of Series B Preferred Stock not redeemed because of the limitations described in clause (i) or clause (ii) of this paragraph as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law and Specified Contract Terms. As used in this paragraph, “Specified Contract Terms” means the covenants of the Corporation contained in (x) the Existing Credit Facilities (as defined in the Purchase Agreement) as amended as of the Initial Funding Date in accordance with Section 1.2(c)(iv)(A) of the Purchase Agreement and (y) the Second-Lien Debt (as defined in the Purchase Agreement) documentation in accordance with Section 1.2(c)(iv)(B) of the Purchase Agreement, in each case under clause (x) and (y) as the same shall be in effect on and as of the Initial Funding Date and not including any subsequent amendment, restatement, refinancing, replacement or other modification thereof or any successor contract thereto. In the event the officers or directors of the Corporation do not take the actions required in this Section 11 because they reasonably believe, after consultation with the Corporation’s outside legal counsel, that taking such action would violate their fiduciary duties, then no holder of Series B Preferred Stock shall be entitled to make any claim against such officers or directors in their individual capacities as a result of their failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the holders of the Series B Preferred Stock provided herein and nothing herein shall preclude any holder of Series B Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.
     (d) Until the full redemption price applicable under Section 11(a)-(b) is paid in cash to the holders of shares of Series B Preferred Stock, shares of Series B Preferred Stock may be converted pursuant to Section 7 and shall accrue and accumulate dividends pursuant to Section 3; provided that, any such shares that are converted shall not be entitled to receive any redemption payment.
     12. Certain Other Provisions.
     (a) If any Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of Series B Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.
     (b) Without limiting the provisions of (or the holders’ rights under) Section 9 and Section 11, the Corporation shall not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity, or permit consummation of any other Business Combination, unless the surviving, successor, transferee or lessee entity, as the case may be (if not the Corporation), (i) expressly assumes, as part of the terms of such Business Combination, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (ii) expressly agrees, as part of the terms of such Business Combination, to exchange, at the holder’s option, shares of Series B Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers substantially similar to the terms preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers under this Certificate, in each case, such that the rights of the holders of Series B Preferred Stock are protected against dilution or other impairment. Without limiting any of the foregoing, the Corporation shall cause lawful provision to be made as part of the terms of each Business Combination such that each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to exchange such share for, or convert such share into, the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of a number of shares of Common Stock into which such share of Series B Preferred Stock would have been convertible (without regard to any limitations contained in Section 7) immediately prior to such Business Combination, and subject to anti-dilution adjustment protections substantially equivalent to those set forth in this Certificate.
     (c) The Corporation shall not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Stock against dilution or other impairment.
     (d) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     (e) This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this ___day of _______, 2008.

MONEYGRAM INTERNATIONAL, INC.
By:
Name:
Title:

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